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EXHIBIT 99.2

                    CERTIFICATION BY CHIEF FINANCIAL OFFICER


         I, Theresa D. Becks, the Chief Financial Officer of Campbell & Company, Inc. as general partner, of Campbell Strategic Allocation Fund, L.P., certify that (i) the Form 10Q for the quarter ended June 30, 2002 of Campbell Strategic Allocation Fund, L.P. fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Form 10Q for the quarter ended June 30, 2002 fairly presents, in all material respects, the financial condition and results of operations of Campbell Strategic Allocation Fund, L.P.

                               CAMPBELL STRATEGIC ALLOCATION FUND, L.P.
                               By: Campbell & Company, Inc., general partner


                               By: /s/ Theresa D. Becks
                                   -----------------------------
                                   Theresa D. Becks
                                   Chief Financial Officer
                                   August 8, 2002






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